UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SYNUTRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

105 Madison Avenue, New York, NY, 10016 Tel: 212-929-5500 Fax: 212-929-0308 Email: proxy@mackenziepartners.com New York London Los Angeles Palo Alto

Please Contact MacKenzie Partners Today

To Vote Your Synutra Shares!

April 7, 2017

Name:                     | Address:                     | Control Number:

Dear Synutra International Stockholder:

The Special Meeting of Stockholders of Synutra International, Inc. is scheduled to be held on April 28, 2017.

In order for you to receive US$6.05 in cash for each share that you own, we need your vote. If you do not vote, it will have the same effect as a vote “AGAINST” the merger in connection with the proposed “going private” transaction of Synutra. No matter how many shares you hold, your vote is very important.

The terms of the agreement and plan of merger to be approved at the Special Meeting are fully described in the proxy materials that were previously sent to you.

To assist you in quickly and easily voting today, please contact MacKenzie Partners at +1-212-929-5500 (call collect) or toll-free at +1-800-322-2885 (in North America). MacKenzie has been engaged by Synutra to assist in gathering the votes at the Special Meeting.

You may also send your voting instructions via email to proxy@mackenziepartners.com. If you are located in China, you may also call Synutra toll-free at 400-881-8818 and follow the instructions to assist you in voting via email. To have your shares voted “FOR” the merger, we suggest that you use the following email language:

Please let this email serve as my authorization to vote my shares of Synutra International, Inc. common stock as follows:

1.	FOR the agreement and plan of merger
2.	FOR the adjournment of the Special Meeting (if necessary)

The shares are registered in the name of                                at                                 .

My control number is                               .

Sincerely,

MacKenzie Partners, Inc.

Additional Information about the Merger

Synutra International, Inc. (the “Company”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CONTAINING INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders can obtain copies of the proxy statement, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, requests for additional copies of the definitive proxy statement should be directed to MacKenzie Partners, toll free at (800) 322-2885 (or +1-212-929-5500 call collect outside of the United States) or by email at proxy@mackenziepartners.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.